Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements

In order to simplify American Airlines Group Inc.’s (“AAG”) internal corporate structure and as part of the integration efforts following the business combination of AAG and US Airways Group, Inc. (“US Airways Group”) on December 9, 2013, AAG caused US Airways Group to be merged with and into AAG on December 30, 2015 (the “Effective Date”) with AAG continuing as the surviving corporation (the “US Airways Group Merger”), and immediately following the US Airways Group Merger, US Airways, Inc. (“US Airways”) merged with and into American Airlines, Inc. (“American”), each a direct or indirect wholly-owned subsidiary of AAG, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) entered into on December 28, 2015 by and between American and US Airways, with American continuing as the surviving corporation and a wholly-owned subsidiary of AAG (the “US Airways Merger”).

The US Airways Merger described above constitutes a transfer of assets between entities under common control and was accounted for in a manner similar to the pooling of interests method of accounting. Under this method, the carrying amount of net assets recognized on the balance sheets of each combining entity are carried forward to the balance sheet of the combined entity, and no other assets or liabilities are recognized as a result of the contribution of shares.

The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical consolidated balance sheets of American and US Airways, giving effect to the US Airways Merger as if it had been consummated on September 30, 2015, and the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2015 and the years ended December 31, 2014 and 2013 combines the historical consolidated statements of operations of American and US Airways, giving effect to the US Airways Merger as if it had been consummated on December 9, 2013, the date at which American and US Airways became under common control.

These unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with US Airways’ unaudited financial statements as of and for the nine months ended September 30, 2015 and US Airways’ audited financial statements for the year ended December 31, 2014 and for the period from December 9, 2013 through December 31, 2013, which are included in Exhibit 99.2 and 99.1, respectively, of this Current Report on Form 8-K/A. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of American would have been had the US Airways Merger occurred on the dates assumed, nor are they indicative of future consolidated results of operations or consolidated financial position.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2015

	American	US Airways	Pro Forma Adjustments		Condensed Combined Pro Forma
			Note 2
	(in millions)
Assets
Current assets
Cash	$806	$181	$—		$987
Short-term investments	5,405	2,449	—		7,854
Restricted cash and short-term investments	657	53	—		710
Accounts receivable, net	1,490	336	—		1,826
Receivables from related parties, net	—	1,024	(230	) (a)	794
Aircraft fuel, spare parts and supplies, net	632	320	—		952
Prepaid expenses and other	795	367	56	(b)	1,218

Total current assets	9,785	4,730	(174)		14,341
Operating property and equipment	19,200	6,813	—		26,013
Other assets
Goodwill	—	4,090	—		4,090
Intangibles	871	1,390	—		2,261
Other assets	1,826	489	—		2,315

Total other assets	2,697	5,969	—		8,666

Total assets	$31,682	$17,512	$(174)		$49,020

Liabilities and stockholder’s equity (deficit)
Current liabilities
Current maturities of long-term debt and capital leases	$1,212	$500	$—		$1,712
Accounts payable	1,269	213	—		1,482
Payables to related parties, net	565	—	(230	) (a)	335
Air traffic liability	4,373	438	—		4,811
Frequent flyer liability	2,649	—	—		2,649
Other accrued liabilities	2,043	1,114	—		3,157

Total current liabilities	12,111	2,265	(230)		14,146
Noncurrent liabilities
Long-term debt and capital leases, net of current maturities	12,040	5,062	—		17,102
Pension and postretirement benefits	7,270	123	—		7,393
Bankruptcy settlement obligations	177	—	—		177
Other liabilities	2,927	2,057	(741	) (b)	4,243

	22,414	7,242	(741)		28,915
Stockholder’s equity (deficit)
Common stock	—	—	—		—
Additional paid-in capital	10,833	5,618	—		16,451
Accumulated other comprehensive loss	(4,734)	(12)	(3	) (b)	(4,749)
Retained earnings (deficit)	(8,942)	2,399	800	(b)	(5,743)

Total stockholder’s equity (deficit)	(2,843)	8,005	797		5,959

Total liabilities and stockholder’s equity (deficit)	$31,682	$17,512	$(174)		$49,020

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2015

	American	US Airways	Pro Forma Adjustments		Condensed Combined Pro Forma
			Note 2
	(in millions)
Operating revenues
Mainline	$14,565	$7,733	$—		$22,298
Regional	2,399	2,511	—		4,910
Cargo	472	96	—		568
Other	2,533	1,114	—		3,647

Total operating revenues	19,969	11,454	—		31,423
Operating expenses
Aircraft fuel and related taxes	3,332	1,580	—		4,912
Salaries, wages and benefits	4,684	2,450	—		7,134
Regional expenses	2,318	2,296	—		4,614
Maintenance, materials and repairs	868	584	—		1,452
Other rent and landing fees	825	465	—		1,290
Aircraft rent	676	265	—		941
Selling expenses	688	363	—		1,051
Depreciation and amortization	728	285	—		1,013
Special items, net	350	260	—		610
Other	2,323	958	—		3,281

Total operating expenses	16,792	9,506	—		26,298
Operating income	3,177	1,948	—		5,125
Nonoperating income (expense)
Interest income	26	10	—		36
Interest expense, net	(396)	(191)	—		(587)
Other, net	(162)	(4)	—		(166)

Total nonoperating expense, net	(532)	(185)	—		(717)

Income before income taxes	2,645	1,763	—		4,408
Income tax provision	28	656	(644	) (b)	40

Net income	$2,617	$1,107	$644		$4,368

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2014

	American	US Airways	Pro Forma Adjustments		Condensed Combined Pro Forma
			Note 2
	(in millions)
Operating revenues
Mainline	$20,345	$10,457	$—		$30,802
Regional	2,911	3,411	—		6,322
Cargo	717	158	—		875
Other	3,168	1,600	(4	) (c)	4,764

Total operating revenues	27,141	15,626	(4)		42,763
Operating expenses
Aircraft fuel and related taxes	7,190	3,401	—		10,591
Salaries, wages and benefits	5,662	2,837	—		8,499
Regional expenses	3,113	3,452	—		6,565
Maintenance, materials and repairs	1,334	717	—		2,051
Other rent and landing fees	1,145	582	—		1,727
Aircraft rent	860	394	(4	) (c)	1,250
Selling expenses	1,091	453	—		1,544
Depreciation and amortization	896	405	—		1,301
Special items, net	507	276	—		783
Other	3,005	1,181	—		4,186

Total operating expenses	24,803	13,698	(4)		38,497
Operating income	2,338	1,928	—		4,266
Nonoperating income (expense)
Interest income	25	7	—		32
Interest expense, net	(581)	(266)	—		(847)
Other, net	(153)	(30)	—		(183)

Total nonoperating expense, net	(709)	(289)	—		(998)

Income before income taxes	1,629	1,639	—		3,268
Income tax provision	319	157	(156	) (b)	320

Net income	$1,310	$1,482	$156		$2,948

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2013

	American	US Airways	Pro Forma Adjustments	Condensed Combined Pro Forma
		Note 1	Note 2
	(in millions)
Operating revenues
Mainline	$19,594	$625	$—	$20,219
Regional	2,927	203	—	3,130
Cargo	676	9	—	685
Other	2,563	104	—	2,667

Total operating revenues	25,760	941	—	26,701
Operating expenses
Aircraft fuel and related taxes	7,628	211	—	7,839
Salaries, wages and benefits	5,267	185	—	5,452
Regional expenses	3,074	219	—	3,293
Maintenance, materials and repairs	1,222	38	—	1,260
Other rent and landing fees	1,117	35	—	1,152
Aircraft rent	743	25	—	768
Selling expenses	1,128	30	—	1,158
Depreciation and amortization	830	23	—	853
Special items, net	282	277	—	559
Other	2,935	72	—	3,007

Total operating expenses	24,226	1,115	—	25,341
Operating income (loss)	1,534	(174)	—	1,360
Nonoperating income (expense)
Interest income	20	—	—	20
Interest expense, net	(710)	(17)	—	(727)
Other, net	(84)	—	—	(84)

Total nonoperating expense, net	(774)	(17)	—	(791)

Income (loss) before reorganization items, net	760	(191)	—	569
Reorganization items, net	(2,640)	—	—	(2,640)

Loss before income taxes	(1,880)	(191)	—	(2,071)
Income tax benefit	(354)	—	—	(354)

Net loss	$(1,526)	$(191)	$—	$(1,717)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

The US Airways Merger constitutes a transfer of assets between entities under common control and will be accounted for in a manner similar to the pooling of interests method of accounting. Under this method, the carrying amount of net assets recognized on the balance sheets of each combining entity are carried forward to the balance sheet of the combined entity, and no other assets or liabilities are recognized as a result of the contribution of shares.

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of American based upon the historical financial statements of American and US Airways, after giving effect to the US Airways Merger, and adjustments described in these notes, and are intended to reflect the impact of the US Airways Merger on American’s historical consolidated financial statements.

The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the US Airways Merger as if it had been consummated on September 30, 2015. The Unaudited Pro Forma Condensed Combined Statements of Operations give effect to the US Airways Merger as if it had been consummated on December 9, 2013, the date at which American and US Airways became under common control. Therefore, the 2013 Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2013 includes the amounts for US Airways only for the 23 days ended December 31, 2013.

Note 2. Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements reflect the following:

(a)

Intercompany receivables and payables. The elimination of $230 million of receivables and payables between American and US Airways associated with allocations of revenue in connection with redemptions by AAdvantage members on US Airways operated flights as well as certain marketing services and allocations of expenses for certain services shared with US Airways, including selling expenses, airport operating expenses, information technology expenses and corporate management and support functions.

(b)

Income taxes. On a combined basis American is in a net deferred tax asset position. This adjustment reverses US Airways’ non-cash provision for income taxes for the nine months ended September 30, 2015 and year ended December 31, 2014 in order to reflect the utilization of net operating losses. As a result, it reduces the combined net deferred tax asset and in turn results in the release of a portion of the valuation allowance, which offsets the tax provision dollar for dollar. The adjustment also reflects the appropriate classification of the current deferred tax assets and noncurrent deferred tax liabilities on a combined basis.

(c)	Intercompany revenue and expense. The elimination of $4 million of revenue and expense between American and US Airways associated with the rental of aircraft for the year ended December 31, 2014.